Exhibit 99.1

TRIUMPHPAY ANNOUNCES CLOSING OF PREVIOUSLY ANNOUNCED HUBTRAN ACQUISITION
DALLAS – June 1, 2021 – TriumphPay, a division of TBK Bank, SSB, announced today that it has closed the previously announced acquisition of HubTran, a cloud-based provider of automation software for the transportation industry's back-office.
"Today is a momentous day for our company and our team members," said TriumphPay chief executive officer Jordan Graft. “Since announcing this acquisition in April, the TriumphPay and HubTran teams have developed a solid plan to integrate our two platforms and create a fully integrated payments network for transportation, serving brokers and factors. With our open network, we will create frictionless presentment, settlement and payment of invoices for the benefit of all participants. With the close of this acquisition, we are ready to execute our strategy to create a seamless payment experience.”
Aaron P. Graft, chief executive officer of Triumph Bancorp, said, “Through our open loop payment network, TriumphPay will become the connection point that allows parties on both sides of a transaction to share structured data instantly between them. Efficiency, speed, and fraud mitigation for transportation payments take a quantum leap forward with this acquisition.”
As a result of this acquisition, HubTran will operate as a service of TriumphPay. TriumphPay and HubTran will continue to operate as independent brands until the full integration of the platform is completed, which is expected to occur in the fourth quarter of 2021.
Under the terms of the agreement, TriumphPay acquired HubTran for $97 million in cash subject to customary purchase price adjustments.
BofA Securities, Inc. acted as exclusive financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor to TriumphPay in connection with the transaction.
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ABOUT TRIUMPHPAY
TriumphPay is a carrier payment platform that connects brokers, shippers, factors and carriers through forward-thinking solutions that help each party successfully process, settle and manage carrier payments and drive growth. TriumphPay offers supply chain finance to brokers, allowing them to pay their carriers faster and drive carrier loyalty. TriumphPay provides the tools and services to increase automation, mitigate fraud, create back-office efficiency and improve the payment experience.
TriumphPay is a division of TBK Bank, SSB, Member FDIC, and a member of the Triumph Bancorp, Inc. (Nasdaq: TBK) group. https://www.triumphpay.com

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the federal securities laws. Investors are cautioned that such statements are predictions and that actual events or results may differ materially. Triumph's expected financial results or other plans are subject to a number of risks and uncertainties. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the possibility that the expected benefits related to the acquisition of HubTran may not materialize as expected; Triumph Bancorp, Inc. (the “Company”) may be unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies with HubTran within the Company management’s expected timeframes or at all; and the ability of the Company or HubTran to retain and hire key personnel. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021. Forward-looking statements speak only as of the date made, and Triumph undertakes no duty to update the information.

TRIUMPH INVESTOR RELATIONS CONTACT
Luke Wyse
Senior Vice President, Investor Relations
lwyse@tbkbank.com | 214-365-6936

TRIUMPHPAY MEDIA CONTACT
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com | 214-365-6930

Source: Triumph Bancorp and TriumphPay